SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 9, 2005

Date of Report (Date of earliest event reported)

INERGY, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	0-32453	43-1918951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two Brush Creek Boulevard, Suite 200

Kansas City, MO 64112

(Address of principal executive offices)

(816) 842-8181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 9, 2005, Inergy, L.P. (the “Partnership”) entered into a Special Unit Purchase Agreement with Inergy Holdings, L.P. (“Holdings”), a Delaware limited partnership and an affiliate of the Partnership to issue and sell $25 million of special units (the “Special Units”), a new class of equity securities of the Partnership that will convert into common units representing limited partnership interests in the Partnership (“Common Units”) at a specified conversion rate upon the commercial operation of the expansion project described below. The purchase price was based on the ten-day average closing price for the Common Units ending on August 8, 2005.

The Special Unit Purchase Agreement was entered into to fund the Partnership’s recently announced $25 million acquisition of the rights to the Phase II expansion project of the Stagecoach natural gas storage facility located in Tioga County, New York (“Stagecoach”) in connection with the Stagecoach Acquisition (as defined below).

On August 9, 2005, the Partnership also entered into a separate Registration Rights Agreement with Holdings relating to the Special Units to be purchased under the Special Unit Purchase Agreement that allows for the registered resale of the units. Pursuant to the Registration Rights Agreement, the Partnership has agreed to file a shelf registration statement for the resale of the Common Units issuable upon conversion of the Special Units within 180 days after the issue date of the Special Units and to use commercially reasonable efforts to cause the shelf registration statement to be declared effective by the SEC within 240 days after the issue date.

The descriptions of the Special Unit Purchase Agreement and the Registration Rights Agreement above do not purport to be complete and are qualified in their entirety by reference to the complete text of the Special Unit Purchase Agreement and the Registration Rights Agreement, copies of which are filed as Exhibits to this Form 8-K and are incorporated herein by reference.

On August 9, 2005, the Partnership entered into an amendment to its 5-year credit facility among the lenders that are parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, Lehman Commercial Paper, Inc. and Wachovia Bank, National Association, as co-syndication agents, and Fleet National Bank and Bank of Oklahoma, National Association, as co-documentation agents that, among other things, increased the amount of its revolving line of credit for acquisitions from $250 million to $350 million. After giving effect to the borrowings made the credit facility to finance the Stagecoach Acquisition (as defined below), the total amount outstanding under the credit facility on August 9, 2005, was $281.8 million. See the Partnership’s Form 8-K dated December 17, 2004 and filed December 22, 2004 for a description of the material terms of the 5-year credit facility, which description is incorporated herein by reference.

Item 2.01 Acquisition or Disposition of Assets.

On August 9, 2005, Inergy Acquisition Company, LLC, Inergy Storage, Inc. and Inergy Stagecoach II, LLC (each of which is a direct or indirect subsidiary of the Partnership) acquired all of the equity interests in the entities that own Stagecoach from Stagecoach Holding, LLC, Stagecoach Energy, LLC and Stagecoach Holding II, LLC for approximately $205 million (which amount includes certain post-closing costs necessary to purchase additional base gas and certain capitalized costs relating to a post-closing commercial arrangement)(the “Stagecoach Acquisition”). Additionally, Inergy Stagecoach II, LLC acquired the rights to the Phase II expansion project of Stagecoach (“Phase II Expansion”) for $25 million (the “Phase II Expansion Acquisition,” together with the Stagecoach Acquisition, the “Acquisition”). The Partnership financed the Stagecoach Acquisition and related costs with borrowings of approximately $189.5 million borrowed under its 5-Year credit facility with JPMorgan Chase Bank, N.A and assumed certain liabilities. The Partnership financed the Phase II Expansion Rights Acquisition with the net proceeds from a $25 million private placement of Special Units to Holdings.

On August 9, 2005, the Partnership issued a press release announcing the Acquisition. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the disclosure under Item 1.01 above.

Item 3.02 Unregistered Sales of Equity Securities.

As described above, on August 9, 2005, to fund the Phase II Expansion, the Partnership privately placed 769,941 Special Units for aggregate gross proceeds of $25 million.

The purchase price for the Special Units was based on the ten-day average closing price for the Partnership’s Common Units ending on August 8, 2005. The Special Units represent a new class of equity securities that is not entitled to a current cash distribution, and has no voting rights other than as required by law. Upon the commercial operation of the expansion project described above, the Special Units will convert into Common Units at a specified conversion ratio. The initial conversion ratio is 1.0 Special Unit for 1.0 Common Unit with the conversion rate increasing 3% per three month period thereafter on a compounded basis with a maximum conversion ratio of 1.0 Special Unit for 1.43 Common Units.

On August 9, 2005, the Partnership issued a press release related to the Acquisition. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

As described above, on August 9, 2005, the Partnership entered into separate Registration Rights Agreement with Holdings relating to the Special Units to be purchased under the Special Unit Purchase Agreement that allows for the registered resale of the units.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described above, on August 9, 2005, the Partnership amended its limited partnership agreement to provide for the issuance of the Special Units, a new class of equity securities that is not entitled to current cash distributions received by the Common Units and has no voting rights other than as required by law. Upon the occurrence of certain events, the Special Units will convert into Common Units at a specified conversion ratio. A copy of the Amendment No. 3 to the Second Amended and Restated Agreement of Limited Partnership of Inergy, L.P. is attached as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events

On August 9, 2005, the Partnerships issued a press release announcing that the Partnership had closed the Acquisition and entered into the Special Unit Purchase Agreement. For additional information, see also Item 1.01 of this Form 8-K. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
4.1	Registration Rights Agreement dated as of August 9, 2005 between Inergy, L.P. and Inergy Holdings, L.P.

4.2	Amendment No. 3 to the Second Amended and Restated Agreement of Limited Partnership of Inergy, L.P.

10.1	Special Unit Purchase Agreement dated as of August 9, 2005 between Inergy, L.P. and Inergy Holdings, L.P.

99.1	Press release dated August 9, 2005

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INERGY, L.P.

	By:	INERGY GP, LLC,
Its Managing General Partner

Date: August 12, 2005	By:	/s/ Laura L. Ozenberger
Laura L. Ozenberger Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
4.1	Registration Rights Agreement dated as of August 9, 2005 between Inergy, L.P. and Inergy Holdings, L.P.

4.2	Amendment No. 3 to the Second Amended and Restated Agreement of Limited Partnership of Inergy, L.P.

10.1	Special Unit Purchase Agreement dated as of August 9, 2005 between Inergy, L.P. and Inergy Holdings, L.P.

99.1	Press release dated August 9, 2005